Jimmy C.H. Cheung & Co
Certified Public Accountants
(A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

CVC International, Inc.
Phone House, Inc. (CA),
Phone House, Inc. (FL),
Dial-Tone Communications, Inc.,
Cable and Voice Corporation,
StarCom Alliance, Inc.

We have audited the accompanying combined balance sheets of CVC International, Inc., Phone House, Inc. (CA), Phone House, Inc. (FL), Cable and Voice Corporation, StarCom Alliance, Inc., and Dial-Tone Communications, Inc., which are hereinafter referred to as (the “Acquisition Companies”) as of June 30, 2008 and 2007 and the related combined statements of operations, members’ equity and cash flows for the years ended June 30, 2008 and 2007.  These financial statements are the responsibility of the Acquisition Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Acquisition Companies are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisition Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquisition Companies as of June 30, 2008 and 2007, and the results of its operations and its cash flows for the years ended June 30, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Jimmy C.H. Cheung
Jimmy C.H. Cheung & Co.
Certified Public Accountants

Hong Kong

Date: March 20, 2009